Exhibit 99.10

Execution Version

LOCK-UP AGREEMENT

March 13, 2024

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

as Representatives of the several Underwriters

c/o	Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Ladies and Gentlemen:

The undersigned understands that Morgan Stanley & Co. LLC (“Morgan Stanley”) and J.P. Morgan Securities LLC (“J.P. Morgan” and, together with Morgan Stanley, the “Representatives”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with a certain shareholder (the “Selling Shareholder”) party thereto and Anheuser-Busch Inbev SA/NV, a société anonyme duly organized and existing under the laws of the Kingdom of Belgium (the “Company”), providing for the public offering in the United States and private placement in the European Economic Area to certain legal entities all of which are qualified investors within the meaning of Regulation (EU) 2017/1129 of the European Parliament and of the Council of June 14, 2017 (the “Offering”) by the several underwriters named in Schedule A thereto (the “Underwriters”), of the ordinary shares (without nominal value) of the Company (the “Ordinary Shares”) and Ordinary Shares to be delivered in the form of American Depositary Shares of the Company (the “ADSs,” and, together with the Ordinary Shares, the “Securities”).

To induce the Underwriters that may participate in the Offering to continue their efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley, on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 180 days after the date of the Underwriting Agreement (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Securities or any options or warrants to purchase any Securities beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Securities or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Securities or such other securities, in cash or otherwise. The foregoing sentence shall not apply to:

(a) transactions relating to Securities or other securities acquired in open market transactions after the completion of the Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Securities or other securities acquired in such open market transactions;

(b) transfers of Securities or any security convertible into Securities as a bona fide gift, provided that (i) each donee shall sign and deliver a lock-up agreement substantially in the form of this agreement, (ii) any such transfer shall not involve a disposition for value and (iii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding such transfer, such announcement or filing shall include a statement to the effect that such transfer reflects the circumstances described in this subpart (b) and is not a disposition for value;

(c) distributions or transfers of Securities or any security convertible into Securities to (1) current or former partners (general or limited), members, stockholders, holders of similar equity interests in the undersigned or the estates of any of the foregoing or (2) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control or common investment management with the undersigned or affiliates of the undersigned, provided that (i) each distributee or transferee shall sign and deliver a lock-up agreement substantially in the form of this agreement and (ii) no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Securities shall be required or shall be voluntarily made during the Restricted Period (other than on a form required to be filed under Section 16(a), in which case such form shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this subpart (c));

(d) facilitating the establishment or amendment after the date hereof of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act (a “Trading Plan”) for the transfer of Securities, provided that (i) such plan does not provide for the transfer of Securities during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Securities may be made under such plan during the Restricted Period;

(e) transfers of Securities to the Company pursuant to any contractual arrangement in effect on the date of this agreement and described in the final prospectus relating to the Public Offering (the “Prospectus”) that provides for the repurchase of the undersigned’s Securities by the Company, including that certain share repurchase agreement dated as of March 13, 2024, between Altria Group, Inc. and the Company as disclosed in the Prospectus;

(f) transfers of Securities pursuant to a merger, consolidation or other similar transaction approved by the Company’s board of directors and made with or offered to all holders of the Company’s Securities resulting in a change in the ownership of a majority of the voting capital stock of the Company that is made or offered after the Offering (a “Change of Control”), provided that, in the event that such Change of Control is not completed, the undersigned’s Securities shall remain subject to the restrictions contained in this agreement and title to the undersigned’s Securities shall remain with the undersigned;

(g) transfers of Securities by operation of law, provided that (i) the transferee shall sign and deliver a lock-up agreement substantially in the form of this agreement and (ii) any such transfer shall not involve a disposition for value; and

(h) conversion of restricted shares (without nominal value) of the Company into Ordinary Shares, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Restricted Period (other than on a form required to be filed under Section 16(a), in which case such form shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this subpart (h)).

In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley, on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for Securities; provided however, no consent is required if no filing by the undersigned under the Exchange Act, including a public or confidential registration statement, or other public announcement shall be required or shall be made voluntarily by the undersigned in connection with such demand or exercise during the Restricted Period.

The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transaction designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any Securities, or any securities convertible into or exercisable or exchangeable for Securities, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned.

For the avoidance of doubt and notwithstanding anything to the contrary contained herein, nothing herein shall limit the undersigned’s ability to publicly disclose information regarding its holdings in the Company in a manner that is consistent with the disclosures in its Schedule 13D filings, including the Schedule 13D filings to be made in connection with the Offering.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Offering of the Securities and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Offering, the Underwriters are not making a recommendation to you to participate in the Offering or sell any Shares at the price determined in the Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company, the Selling Shareholder, and the Underwriters.

This agreement (and for the avoidance of doubt, the Restricted Period described herein) and the related restrictions shall automatically terminate and become null and void upon the earliest to occur, if any, of (i) prior to the execution of the Underwriting Agreement, Morgan Stanley, on behalf of the Underwriters, on the one hand, or the Selling Shareholder, on the other hand, advising the other in writing that they have or it has determined not to proceed with the Offering, (ii) the registration statement with respect to the Offering is withdrawn, (iii) the termination of the Underwriting Agreement (other than the provisions thereof which survive termination) prior to the payment for and delivery of the Securities to be sold thereunder and (iv) March 31, 2024, in the event the initial closing of the Securities to be sold under the Underwriting Agreement has not occurred prior to such date.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

Altria Group, Inc.
(Name of Stockholder - Please Print)

/s/ Daniel J. Bryant
(Signature)

Daniel J. Bryant
(Name of Signatory if Stockholder is an entity - Please Print)

Vice President and Treasurer
(Title of Signatory if Stockholder is an entity - Please Print)

Address:	6601 West Broad Street
Richmond, Virginia 23230

[Signature Page to Lockup Agreement]